EXHIBIT 10.7

INTERNATIONAL PAPER COMPANY
PENSION RESTORATION PLAN
FOR
SALARIED EMPLOYEES

Effective April 1, 1991

Amended and Restated Effective January 1, 2009

409A Amendments Effective January 1, 2005

EXHIBIT 10.7

PREAMBLE
The purpose of this International Paper Company Pension Restoration Plan for Salaried Employees (the "Plan") is to provide for the payment of supplemental pension benefits, out of the general assets of International Paper Company (the "Company''), to an eligible salaried employee in situations where such employee's full accrued pension benefits cannot be paid out of the trust established under the tax:-qualified retirement plan or plans sponsored by the Company or any of its subsidiaries in which such employee participates because of statutory limitations imposed by Internal Revenue Code Sections 415 and 401(a)(I7) and other statutes and regulations.    •

The portion of this unfunded plan which provides benefits solely as a result of the impact of Internal Revenue Code Section 415 is an "excess benefit plan" as defined in Section 3 (36) of the Employee Retirement Income Security Act of 1974, as amended (and related provisions of the Internal Revenue Code of 1986, as amended). The Plan was authorized, effective April I, 1991, by a resolution of the Board of Directors of the Company dated April 9, 1991.

Effective January I, 1993, the Plan was amended to recognize compensation deferred under a non-qualified savings plan of the Company or its United States subsidiaries and awards deferred under the Company's Management Incentive Plan.

Effective January I, 2005, the Plan was amended to the extent necessary to incorporate the requirements of Internal Revenue Code Section 409A ("409A Amendments"). Participants whose benefits under this Plan commence before January 1, 2009, or who terminate employment with a vested benefit under this Plan prior to January 1, 2005, shall have their benefits determined under this Plan as in effect prior to such 409A Amendments.

ARTICLE I
DEFINITIONS

1.01"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
1.02"Company" shall mean International Paper Company and any successor by merger, purchase or otherwise.
1.03''DCSP" shall mean the International Paper Company Deferred Compensation Savings Plan.
1.04"Designated Retirement Date" shall be as defined in Section 4.03.

1.05"Effective Date" shall mean April l, I 991.

1.06"Eligible Participant" shall mean any salaried employee of the Company or any of its United States subsidiaries or affiliated business entities who is a participant in a Pension Plan on or after the Effective Date and (i) whose pension benefits determined on the basis of the provisions of such Pension Plan (without regard to the limitations of the Code) would exceed the Maximum Benefit permitted under Sections 415 and 401(a)(l 7) and other provisions of the Code or (ii) who has made deferrals under the DCSP that are not included in the determination of Final Average Compensation under such Pension Plan, and who is not eligible for a comparable statutory limitation excess benefit under any other plan sponsored by the Company or its subsidiaries.
1.07"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

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EXHIBIT 10.7
1.08"Mandatory Payment Date" shall be as defined in Section 4.04.

1.09"Maximum Benefit" shall mean the monthly equivalent of the maximum benefit permitted to be paid to or on behalf of an Eligible Participant by a Pension Plan applying the limitations of Section 415, 40l{a)(17) and other provisions of the Code.

1.10    "Pension Plan" shall mean the Retirement Plan of International Paper Company as amended, and any other defined benefit tax-qualified retirement plan for salaried employees sponsored by the Company or any of its United States subsidiaries or affiliated business entities in which an Eligible Participant is a participant.

1.11    "Plan" shall mean the International Paper Company Pension Restoration Plan for Salaried Employees as from time to time amended or restated, a portion of which shall be an unfunded excess benefit plan as defined in ERISA Section 3(36).

1.12    "Specified Employee" shall mean a key employee (as defined in Code Section 4l6(i) without regard to Code Section 416(i)(5)) determined in accordance with the meaning of such term under Code Section 409A and the regulations promulgated thereunder.
1.13    "Unrestricted Benefit" shall mean the maximum monthly benefit payable to or on behalf of an Eligible Participant, determined on the basis of the provisions of a Pension Plan without regard to the limitations imposed under Sections 415 and 401(a)(17) of the Code or other statutory limitations, and by including in the Pension Plan's definition of "Compensation" any compensation deferred under the DCSP in the calendar year deferred and any awards under the Company's Management Incentive Plan or the xpedx Incentive Plan deferred under the DCSP for the calendar year earned.

ARTICLE II
VESTING
An Eligible Participant shall vest in his benefit under the Plan upon the earlier of
(i) completion of five (5) years of Vesting Service, as such term is defined in the Pension Plan, or (ii) attainment of age 65.

ARTICLE III
CALCULATION OF BENEFIT AMOUNT
3.0 l    Benefit Amount. An Eligible Participant shall be entitled to a monthly benefit from this Plan equal to the amount of his Unrestricted Benefit less the Maximum Benefit payable on his Designated Retirement Date. In determining the amount of the benefit payable under this Plan, (i) the early retirement or early commencement reduction factors in the Pension Plan, if any, shall be applied based on the Eligible Participant's age on his Designated Retirement Date and (ii) the charge for the Pre-Retirement Surviving Spouse's Benefit coverage, if applicable, shall be determined in the same manner as under the Pension Plan as of the Eligible Participant's Designated Retirement Date. In the event the Eligible Participant has not made a valid benefit election by his Mandatory Payment Date, the charge for the Pre-Retirement Surviving Spouse's Benefit coverage, if applicable, shall be determined based on the last known marital status of the Eligible Participant following his termination of employment with the Company.
3.02    Amounts Payable Under SERP. Benefits paid under Section 5(A) of the International Paper Company Unfunded Supplemental Retirement Plan for Senior Managers ("SERP") are not also payable under this Plan. In the event an Eligible Participant in this Plan also becomes eligible to participate in the SERP and receive a benefit calculated under Section 5(8) of the SERP, such Eligible Participant's benefit under this Plan shall be calculated only through the effective date of his SERP eligibility.
ARTICLE IV
TIME AND FORM OF PAYMENT

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EXHIBIT 10.7

4.01Form of Benefit Payment. Notwithstanding Section 4.05, an Eligible Participant may elect in writing, prior to the commencement of benefit payments required in Section 4.04, any of the forms of benefit payment under this Plan as listed on Appendix A, as it may be amended from time to time. Once benefit payments commence under this Section 4.0 l or under Section 4.05, whichever is applicable, the form of payment is irrevocable and cannot be changed during retirement, except as provided under Section 5.06 in the case of an Eligible Participant who is not located by his Mandatory Payment Date and the Plan is later notified that his death occurred prior to the Mandatory Payment Date.
4.02Spousal Consent Not Required for Married Participants. A married Eligible Participant shall not be required to obtain consent of his spouse in order to elect an optional form of payment provided in Section 4.0 I.
4.03Designated Retirement Date. This Section 4.03 shall apply to any Eligible Participant whose retirement commences after December 31, 2008 and whose employment terminates after December 31, 2004. Each such Eligible Participant shall have a Designated Retirement Date for purposes of the Plan. The Designated Retirement Date shall be based on years of Vesting Service, as such term is defined in the Pension Plan, and shall be as follows:
A.For Eligible Participants who have completed ten or more years of Vesting Service, the Designated Retirement Date shall mean the latest of (i) January 1, 2009, (ii) the first of the month coinciding with or next following attainment of age 55, or (iii) the first of the month immediately following the Eligible Participant's termination of employment with the Company.
B.For Eligible Participants who have not completed ten or more years of Vesting Service, the Designated Retirement Date shall mean the latest of (i) January 1, 2009, (ii) the first of the month coinciding with or next following attainment of age 65, or (iii) the first of the month immediately following the Eligible Participant's termination of employment with the Company.
C.For Eligible Participants who qualify for early retirement as a result of bridging to early retirement eligibility under the Severance Bridging provision set fo1th in a Benefit Schedule of the Pension Plan (at least age 53 and completed eight years of Vesting Service), the Designated Retirement Date shall mean the later of (i) January I , 2009, or (ii) the first of the month immediately following the Eligible Participant's termination of employment with the Company.

4.04Mandatory Payment Date. For any Eligible Participant whose employment terminates after December 31, 2004 and whose retirement commences after December 31, 2008, the benefit payable under Artie le III shall commence no later than the Mandatory Payment Date which is the later of (i) December 31 of the year of the Eligible Participant's Designated Retirement Date, or (ii) the date 2-1/2 months following the Designated Retirement Date. If the payment to the Eligible Participant commences after his Designated Retirement Date, the payment as of the actual benefit commencement date shall include the amount of the missed payments from the Designated Retirement Date, plus interest.
4.05Default Form of Benefit Payment. The default form of payment is a 20- year Certain and Life Annuity, with the Eligible Participant's estate as beneficiary. An Eligible Participant's benefit shall be paid in the default form absent an election under Section 4.01 by the Eligible Participant's Mandatory Payment Date.

4.06Required Delay for Specified Employees. Notwithstanding Section 4.04, if the benefit becomes payable due to an Eligible Participant's termination of employment and such Eligible Participant is a Specified Employee, payment of such benefit shall be made or commence on the first day of the seventh month immediately following the Eligible Participant's termination of employment if such date is later than the date such amounts would otherwise be paid or commence to be paid. If the payment to the Eligible Participant commences after his Designated Retirement Date, the payment as of the actual benefit commencement date shall include the amount of the missed payments from the Designated Retirement Date, plus interest.

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EXHIBIT 10.7
4.07Pre-Retirement Surviving Spouse's Benefit. In the event an Eligible Participant dies before his Designated Retirement Date, if his spouse is eligible for a pre-retirement survivor annuity under the Pension Plan, the Eligible Participant's spouse shall be entitled to a monthly benefit from the Plan dete1mined in the same manner as such pre-retirement survivor annuity based on the Eligible Participant's benefit amount determined under Section 3.01. The Pre-Retirement Surviving Spouse's Benefit shall commence on the Eligible Participant's Designated Retirement Date. Notwithstanding the foregoing, in the event an Eligible Participant has not commenced benefits under the Plan, and dies on or after his Designated Retirement Date and before his Mandatory Payment Date, the Pre-Retirement Surviving Spouse's Benefit shall be payable to the Eligible Participant's spouse.

ARTICLE V
GENERAL PROVISIONS
5.01Administration of Plan. The Plan Administrator of this Plan shall be the Director, Global Compensation and Benefits of the Company. This Plan shall be administered by the Plan Administrator who shall have discretion to interpret the provisions of the Plan, to determine the amount of benefits payable under the Plan, and to decide any questions or disputes arising under the Plan. All such decisions made by the Plan Administrator shall be final and binding on the Company, its subsidiaries, the Eligible Participants and their heirs or beneficiaries.
5.02Amendment or Termination of Plan. The Company reserves the right to amend, modify or terminate this Plan at any time by authority of its Board of Directors, provided that such action shall not adversely affect any Eligible Participant's rights to a benefit which has become payable pursuant to the provisions of this Plan prior to such action.
5.03Termination of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Company or a subsidiary and any Eligible Participant, or as a right of any Eligible Participant to be continued in employment of the Company or a subsidiary, or as a limitation on the right of the Company or a subsidiary to discharge any of its employees, with or without cause.
5.04Benefit Not Assignable. An Eligible Participant's rights under this Plan shall not be subject to assignment, encumbrance, garnishment, attachment or charge (whether voluntary or involuntary), and, in the event of any such assignment, action or proceeding, any benefit otherwise payable under this Plan shall be deemed terminated or forfeited.

5.05Payment of FICA Taxes. At the time Federal Insurance Contributions Act ("FICA") taxes become due and payable by an Eligible Participant on his benefit under the Plan, such FICA tax.es shall be paid from the Plan as follows:

A.If FICA taxes are payable in the same calendar year that payment of the benefit commences under Section 4.04, the FICA taxes shall be withheld from the benefit paid in that calendar year and remitted on behalf of the Eligible Participant to the U.S. Treasury; or
B.If FICA taxes are payable in a calendar year prior to the calendar year that payment of the benefit commences under Section 4.04, the amount of the FICA taxes and any corresponding federal, state or local income tax withholding shall be paid from the Plan on behalf of the Eligible Participant to the U.S. Treasury and applicable tax authorities, and the Eligible Participant's benefit shall be reduced by the amount of these tax payments.

5.06Disputed Claims. In the event an Eligible Participant is not located and does not make a valid benefit election by his Mandatory Payment Date, then the amount of benefits payable under this Plan from such Mandatory Payment Date shall be reported to the IRS as income to the Eligible Participant and shall be paid to the Eligible Participant once he notifies the Plan of his whereabouts. In the event the Plan is notified that the Eligible Participant died prior to his Mandatory Payment Date, the Plan will correct the tax repo1ting to the IRS and, if applicable, will pay the Pre-Retirement Surviving Spouse's Benefit to the Eligible Participant's spouse.

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EXHIBIT 10.7
5.07Claims Procedures.

A.Any Eligible Participant or other pers<;>n, or the duly authorized representative of such individual, shall be entitled to file a written claim for benefits under the Plan. The right of any Eligible Participant or other person claiming a benefit under the Plan shall be initially determined by the Plan Administrator or his appointed agent within 90 days of the receipt of the claim. If special circumstances require an extension of time for processing the claim, the Plan Administrator shall give a written notice of the required extension to the claimant by mail or delivery, prior to the expiration of the initial 90-day period. The notice shall indicate the circumstances requiring the extension and the date by which the Plan Administrator expects to render a decision. In no event may the extension exceed 90 days from the end of the initial 90-day period.

Any partial or total denial by the Plan Administrator of a claim for benefits under the Plan shall be stated in writing and mailed or delivered to the claimant Such notice of denial shall (i) set forth the specific reason(s) for the denial, (ii) make reference to the specific provisions of the Plan on which the denial is based, (iii) include a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and (iv) provide a description of the procedure for appeal of the denied claim, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

B.A claimant or his duly authorized representative may (i) request a review of a denied claim by written request to the Plan Administrator, (ii) submit written comments, documents, records and other information relating to the claim for benefits, and (iii) upon reasonable request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits. A claimant's request for review shall be filed with the Plan Administrator within 60 days after receipt by the claimant of the notice of claim denial.

Within 60 days after receipt of a request for review of a denied claim, the Plan Administrator shall make a determination. If special circumstances require an extension of time for processing the review of the denied claim, the Plan Administrator shall give a written notice of the required extension to the claimant by mail or delivery, prior to the expiration of the initial 60-day period. The notice shall indicate the circumstances requiring the extension and the date by which the Plan Administrator expects to render a decision. In no event may the extension exceed 60 days from the end of the initial 60-day period.

Any partial or total denial by the Plan Administrator of a benefit claim on review shall be stated in writing and mailed or delivered to the claimant. Such notice of denial shall (i) set forth the specific reason(s) for the denial, (ii) make reference to the specific provisions of the Plan on which the denial is based, (iii) include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits, and (iv) include a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA.
C.Any decision by the Plan Administrator shall be written in a manner calculated to be understood by the claimant. Such decision shall be final and binding upon the person claiming an interest in the Plan.

5.08Construction. This Plan shall be adopted and maintained according to the laws of the state of New York (except its choice-of-law rules and except to the extent that such laws are preempted by applicable federal law). Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or enforceable, the validity or enforceability of any other provision shall not be affected. Use of one gender includes all, and the singular and plural include each other.

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EXHIBIT 10.7
APPENDIX A
Optional Forms of Life Annuity

Single Life Annuity

Fifty percent (50%) Joint & Survivor Annuity Seventy-five percent (75%) Joint & Survivor Annuity
One hundred percent (100%) Joint& Survivor Annuity Term Certain and Life - 5, 10, 15 or 20 Years
The forms of payment under this Plan shall be determined in accordance with methodology defined under the Pension Plan. All forms of payment are Actuarial Equivalent as such term is defined under the Pension Plan.

EXHIBIT 10.7
APPENDIX B
S&A Reduction Pension Enhancement Program

A.Purpose. This Appendix sets forth the benefits provided to Eligible Employees under the S&A Reduction Pension Enhancement Program ("Program"). The purpose of the Program is to provide special retirement benefits to Employees whose employment is terminated in connection with the reduction in the Company's salaried workforce as a result of the Company's S&A reduction initiatives and initiatives resulting from the economic downturn, including partial or total plant closings.

B.Effective Date. The Program is effective for Eligible Employees whose employment is terminated on or after October 31, 2008, and prior to October 31, 2009.

C.Eligibility. Participation in the Program is limited to Eligible Employees. An Eligible Employee is an Eligible Participant under the Plan who meets the definition, of an "Eligible Employee" under Appendix. H, S&A Reduction Pension Enhancement Program, of the Retirement Plan of International Paper Company ("Retirement Plan"), as detailed below:

1.who is employed as an exempt or non-exempt salaried employee;

2.whose employment is involuntarily terminated on or after October 31, 2008; and prior to October 31, 2009, in connection with the reduction in the Company's salaried workforce as a result of the Company's S&A reduction initiatives and initiatives resulting from the economic downturn, including partial or total plant closings;

3.who is actively participating under Benefit Schedule C or Benefit Schedule CXX of the Retirement Plan on his Severance from Service Date (as such term is defined in the Retirement Plan) and who was actively participating under any Benefit Schedule of the Retirement Plan on June 30, 2004;

4.who, as of his Severance from Service Date, is either eligible to retire on an Early Retirement Date, Nonna! Retirement Date or Postponed Retirement Date (as such terms are defined in the Retirement Plan) immediately following such Severance from Service Date or is within three years of being eligible to retire on an Early Retirement Date or Normal Retirement Date;

5.who remains employed until his Company determined termination date unless an exception is agreed to in advance by management;

6.who has not declined a position deemed suitable by the Company as defined in the International Paper Company Salaried Employee Severance Plan; and

7.who has signed a termination agreement acceptable to the Company.

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EXHIBIT 10.7

D.Benefits under the Program.
1.Addition of Three Years of Age and/or Vesting Service to Determine Retirement Eligibility.
a.Addition of Three Years of Age. If an Eligible Employee is not eligible to retire immediately following his terminations of employment with the Company, he shall be credited with three additional years of age in order to determine his eligibility to retire under Section
4.03 A or B of the Plan.

b.Addition of Three Years of Vesting Service. If an Eligible Employee is not eligible to retire immediately following his termination of employment with the Company, he shall be credited with three additional years of Vesting Service in order to determine his eligibility to retire under Section 4.03 A of the Plan.
2.Addition of Three Years of Age and/or Vesting Service to Determine the Applicable Reduction Factor for Early Commencement of Benefits.

a.Addition of Three Years of Age. To determine the reduction factor, if any, to be applied to an Eligible Employee's benefit under Section 3.01 of the Plan, three additional years of age shall be credited to the Eligible Employee.

b.Addition of Three Years of Vesting Service. To determine the reduction factor, if any, to be applied to an Eligible Employee's benefit under Section 3.01 of the Plan, three additional years of Vesting Service shall be credited to the Eligible Employee.
3.Designated Retirement Date. The Designated Retirement Date for an Eligible Participant who is an Eligible Employee under the Program shall be the first of the month immediately following the Eligible Participant's termination of employment with the Company.

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